Exhibit 99.1

MAYOR’S JEWELERS, INC.
REPORTS THIRD FISCAL QUARTER AND 39-WEEK RESULTS
Company Reports 54% Increase in Net Income and a 14% Increase in
Comparable Store Sales for the Third Fiscal Quarter

     SUNRISE, FL-February 3, 2005 /BUSINESS WIRE/ — Mayor’s Jewelers, Inc. (AMEX:MYR), which operates 28 luxury jewelry stores in Florida and Georgia, reported results for the third fiscal quarter and the 39-week period ended December 25, 2004.

Net sales were $57.2 million for the 13 weeks ended December 25, 2004, compared to net sales of $50.3 million for the 13 weeks in the prior year third fiscal quarter ended December 27, 2003. Net sales for the 39-week period ended December 25, 2004, were $111.9 million as compared to net sales of $98.7 million for the prior year 39-week period ended December 27, 2003.

Comparable store sales, sales for stores open in both 13 and 39-week periods, increased 14% and 13%, respectively. Comparable store sales for the holiday season (October 31, 2004 to December 25, 2004) increased 13% compared to the previous year’s similar period.

Gross profit increased 17% from the prior year third fiscal quarter to $24.9 million, or 43.4% of sales for the 13-week period ended December 25, 2004, compared to $21.2 million or 42.2% of sales for the 13-week period ended December 27, 2003. Gross profit for the 39-week period ended December 25, 2004, was $47.6 million or 42.6% of sales, compared to $40.7 million or 41.2% of sales during the 39-week period of the prior year.

The increases in net sales and gross profit in the third fiscal quarter and 39-week period ended December 25, 2004 were primarily the result of a continued effective combination of merchandising and marketing initiatives, including the addition of two new signature designers, Esty and Michele della Valle, and their exclusive fall jewelry collections. For the third fiscal quarter the Company launched a new print, billboard, in-mall and television advertising campaign titled, “Be Spectacular,” which featured commercial spots during prime time network programs.

Net income was $6.2 million, or $0.07 per share on a fully diluted basis, for the third fiscal quarter which represented a 54% increase from the prior year third fiscal quarter net income of $4.1 million, or $0.04 per share on a fully diluted basis. The Company posted net income for the 39-week period ended December 25, 2004 of $1.5 million, or $0.02 per share on a fully diluted basis which represents a $6.4 million increase in bottom line results from a net loss of ($4.9) million, or ($0.26) per share on a fully diluted basis, for the 39-week period ended December 27, 2003.

Commenting on the results, Thomas A. Andruskevich, Chairman, President and Chief Executive Officer, said, “During the third fiscal quarter, Mayor’s again demonstrated the strength of its brand, exclusive merchandise lines and marketing initiatives, along with its commitment to customer service. These factors combined to generate strong increases in comparable store sales, a positive bottom line and opportunity for continued growth as we move forward. By understanding our clients and offering them the products they desire, we are realizing our vision to establish Mayor’s as the Southeast’s leading luxury jeweler.”

Mayor’s is a leading luxury retail jeweler serving Florida and Greater Atlanta. Mayor’s was founded in 1910 and has maintained the intimacy of a family-owned boutique while becoming renowned for its fine jewelry, timepieces and giftware. Mayor’s currently operates 28 stores; 23 in Florida, 5 in Georgia. Additional information can be found on Mayor’s web site, www.mayors.com.

This press release contains certain “forward-looking” statements concerning expectations for sales, margins, earnings (loss), financing needs or plans, and continued growth. Actual results might differ materially from those projected in the forward-looking statements based on risk factors such as the Company’s ability to attract and retain new designers and their exclusive jewelry lines, the success of the Company’s marketing initiatives, the Company’s ability to have a successful customer service program, the successful resolution of the informal investigation by the Securities and Exchange Commission previously disclosed by the Company, the successful completion of the proposed transaction between the Company and Henry Birks & Sons Inc., the Company’s controlling shareholder, the Company’s ability to attract and retain its key personnel and the Company’s ability to increase sales and keep costs low. Additional information concerning factors that could cause actual results to differ materially are set forth in Mayor’s 2003 Annual Report and in Form 10-K/A, 10-Q and 8-K Reports filed with the Securities and Exchange Commission. Mayor’s undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

CONTACT:	Mayor’s Jewelers, Inc., Sunrise, Florida Marc Weinstein, 954/846-2701 Investor Relations e-mail: mweinstein@mayors.com

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MAYOR’S JEWELERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED
(Amounts shown in thousands except share and per share data)

	Thirteen	Thirteen
	Weeks Ended	Weeks Ended
	December 25, 2004	December 27, 2003
Net sales	$57,237	$50,318
Cost of sales	32,378	29,070

Gross profit	24,859	21,248

Selling, general and administrative expenses	16,044	15,234
Non-cash compensation credit	(145)	(45)
Other charges, net	722	—
Depreciation and amortization	818	813

Total operating expenses	17,439	16,002

Operating income	7,420	5,246
Interest and other income	12	2
Interest and other financial costs	(1,189)	(1,183)

Net income	6,243	4,065
Preferred stock cumulative dividend	—	(357)

Net income attributable to common stockholders	$6,243	$3,708

Weighted average shares outstanding:
Basic	36,961,307	29,333,616
Diluted	95,582,537	88,077,141

Income per share:
Basic	$0.17	$0.13

Diluted	$0.07	$0.04

MAYOR’S JEWELERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED
(Amounts shown in thousands except share and per share data)

	Thirty-nine	Thirty-nine
	Weeks Ended	Weeks Ended
	December 25, 2004	December 27, 2003
Net sales	$111,859	$98,657
Cost of sales	64,245	58,003

Gross profit	47,614	40,654

Selling, general and administrative expenses	40,337	38,872
Non-cash compensation (credit) expense	(42)	730
Other charges, net	(68)	—
Depreciation and amortization	2,492	2,525

Total operating expenses	42,719	42,127

Operating income (loss)	4,895	(1,473)
Interest and other income	18	30
Interest and other financial costs	(3,368)	(3,456)

Net income (loss)	1,545	(4,899)
Preferred stock cumulative dividend	—	(1,072)

Net income (loss) attributable to common stockholders	$1,545	$(5,971)

Weighted average shares outstanding:
Basic	36,961,307	22,850,079
Diluted	95,654,272	22,850,079

Income (loss) per share:
Basic	$0.04	$(0.26)

Diluted	$0.02	$(0.26)

MAYOR’S JEWELERS, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS — UNAUDITED
(Amounts shown in thousands except share and per share data)

	December 25,	March 27,
	2004	2004
ASSETS
Current Assets:
Cash and cash equivalents	$7,187	$1,448
Accounts receivable (net of allowance for doubtful accounts of $1,156 and $999, at December 25, 2004 and March 27, 2004, respectively)	7,513	6,446
Inventories	83,258	80,825
Other current assets	1,586	1,194

Total current assets	99,544	89,913

Property, net	13,778	14,634
Other assets	591	668

Total non-current assets	14,369	15,302

Total assets	$113,913	$105,215

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$22,267	$13,833
Accrued expenses	9,591	9,457
Credit facility	31,913	33,005

Total current liabilities	63,771	56,295

Other long term liabilities	2,487	2,768
Term loan	12,668	12,668

Total long term liabilities	15,155	15,436

Stockholders’ Equity:
Series A-1 convertible preferred stock, $.001 par value, 15,050 shares authorized and issued at December 25, 2004 and March 27, 2004, liquidation value of $15,050,000	—	—
Common stock, $.0001 par value, 50,000,000 shares authorized, 46,945,261 issued at December 25, 2004 and March 27, 2004	5	5
Additional paid-in capital	206,939	206,981
Accumulated deficit	(142,557)	(144,102)
Less: 9,983,954 shares of treasury stock, at cost	(29,400)	(29,400)

Total stockholders’ equity	34,987	33,484

Total liabilities and stockholders’ equity	$113,913	$105,215